Exhibit 99.2

Nimble Storage Reports Financial Results for Fourth Quarter and Fiscal Year 2015

•	Fourth Quarter Revenues Up 64% year-over-year to $68.3M. Fiscal Year 2015 Revenues Up 81% year-over-year to $228M

•	Rapid Adoption of Fibre Channel Product; over 10% of Fourth Quarter Deals

•	New Customer Acquisition at Very Strong Pace with Record Average Deal Sizes

•	Record Pace of Customer Acquisition of Global 5000 Enterprises and Cloud Service Providers in the Fourth Quarter

•	Achieved Free Cash Flow Break Even in Fourth Quarter with Positive Operating Cash Flow for Fourth Quarter and for Fiscal Year 2015

San Jose, Calif. – February 26, 2015 – Nimble Storage (NYSE: NMBL), the flash storage solutions company, today reported financial results for the fiscal fourth quarter 2015. The Company has released a discussion of these results by posting the current Shareholder Letter on its website at http://investors.nimblestorage.com.

“Our pace of innovation has further extended our technology leadership over established and emerging competitors, positioning us well as a leading contender in the minds of customers and channel partners that are looking for alternatives to legacy storage infrastructure,” said Suresh Vasudevan, chief executive officer, Nimble Storage. “As we look back on fiscal year 2015 and Q4 of 2015 in particular, we are convinced that we are now reaching an inflection point as enterprises of all sizes and service providers are concluding that the economic benefits of a modern architecture justify the risks of moving away from long-standing incumbent vendor relationships. We see this as the beginning of a secular share shift that presents a massive growth opportunity for us over the next several years.”

“FY15 was a year of very strong financial execution. We achieved revenue of $227.7 million, up 81% from FY14. We had our highest ever share of bookings from deals over $100K and deals over $250K in Q4FY15, which drove further increases in average deal sizes from already record levels in Q3FY15. We saw an improvement in Gross and Operating Margins during FY15 as a result of economies of scale, the efficiencies of our Adaptive Flash platform, and increased operating leverage” said Anup Singh, chief financial officer. “Cash flow from operations increased by $12.1 million, from negative $6.7 million in FY14 to positive $5.4 million in FY15. During the fourth quarter, we generated positive free cash flow for the first time in our history and remain on track to achieve profitability on a non-GAAP basis by the end of FY16.”

Fiscal Fourth Quarter 2015 Financial Highlights:

•	Revenues for the fourth quarter of fiscal 2015 were $68.3 million, compared to $41.7 million in the fourth quarter of fiscal 2014, representing growth of 64% year-over-year.

•	Non-GAAP Gross Margins of 67.2% for the fourth quarter of fiscal 2015, compared to 67.2% in the fourth quarter of fiscal 2014.

•	Non-GAAP Operating Margins of negative 12.4% for the fourth quarter of fiscal 2015, compared to negative 20.9% in the fourth quarter of fiscal 2014.

•	Adjusted EBITDA was negative $6.8 million or negative 10.0% of revenue compared to negative 17.1% in the fourth quarter of fiscal 2014.

•	GAAP net loss for the fiscal fourth quarter was $24.7 million, or $0.33 per basic and diluted share, compared with a net loss of $13.2 million, or $0.29 per basic and diluted share in the fiscal fourth quarter of 2014.

•	Non-GAAP net loss for the fiscal fourth quarter was $9.8 million, or $0.13 per basic and diluted share, compared with a net loss of $9.1 million, or $0.14 per basic and diluted share in the fiscal fourth quarter of 2014.

•	Foreign exchange loss was $1.1 million, which had a $0.01 per share negative impact on basic and diluted loss per share.

Fiscal Year 2015 Financial Highlights:

•	Revenues for fiscal 2015 were $227.7 million, compared to $125.7 million in fiscal 2014, representing growth of 81% year-over-year.

•	Non-GAAP Gross Margins of 67.0% for fiscal 2015, compared to 65.4% in fiscal 2014.

•	Non-GAAP Operating Margins of negative 17.1% for fiscal 2015, compared to negative 26.6% in fiscal 2014.

•	Adjusted EBITDA was negative $32.3 million or negative 14.2% of revenue for fiscal year 2015 compared to negative 23.4% in fiscal year 2014

•	GAAP net loss for fiscal 2015 was $98.8 million, or $1.37 per basic and diluted share, compared with a net loss of $43.1 million, or $1.61 per basic and diluted share in fiscal 2014.

•	Non-GAAP net loss for fiscal 2015 was $41.8 million, or $0.58 per basic and diluted share, compared with a net loss of $34.0 million, or $0.56 per basic and diluted share in fiscal 2014.

•	Foreign exchange loss was $2.1 million, which had a $0.03 per share negative impact on basic and diluted loss per share

Forward Outlook:

Nimble Storage provides guidance based on current market conditions and expectations. As a reminder, the first quarter is our seasonally slowest quarter; our guidance takes into account this seasonality. For the fiscal first quarter of 2016, Nimble Storage expects:

•	Total revenue in the range of $68 to $70 million

•	Non-GAAP operating loss in the range of $9 to $10 million

•	Non-GAAP net loss per basic and diluted share in the range of $0.13 to $0.14 using approximately 76 million shares

Business Highlights

•	Surpassed 5,000 Customer Mark. As the 5000th customer, Uecomm, a telecommunications vendor in Australia, will deploy Fibre Channel CS-Series arrays to replace their legacy SAN production environment and disaster recovery footprint.

•	Issued an “Adaptive Flash Challenge” to Enterprises Evaluating Flash-Only Storage Solutions. Nimble invites any IT organization currently evaluating all-flash storage to experience the performance of the Nimble Adaptive Flash platform. By including Nimble in side-by-side evaluations, enterprises will quickly realize that the Nimble Adaptive Flash platform not only meets or exceeds performance requirements for enterprise-wide workloads, but also offers capacity that scales well beyond the limitations of flash-only storage.

•	Named ‘Storage Vendor of the Year’ in 2014 By CRN. Nimble was recognized by CRN in the UK over traditional and startup storage vendors, including tiered hybrid and all-flash vendors, to win the ‘Storage Vendor of the Year’ category.

•	Recognized as a Storage Product of the Year. Nimble was recognized by TechTarget as a 2014 Storage Product of the Year in the Storage Systems: disk and hybrid systems category.

•	Cisco Relationship Gained Momentum with Expansion of the SmartStack Integrated Infrastructure Solution Portfolio. Nimble now offers eight unique SmartStack solutions based on Cisco UCS. The company also recently introduced integration with UCS Director.

•	Voted Top Platinum Sponsor at JD Edwards Summit. Cisco and Nimble presented a UCS-mini based SmartStack solution at the JD Edwards EnterpriseOne conference where Cisco and Nimble were voted the top platinum sponsor.

•	Tested CS-Series Arrays; Ready to Run on Oracle Linux and Oracle VM. Adaptive Flash CS-Series arrays achieved Oracle VM Ready and Oracle Linux Ready status through Oracle PartnerNetwork (OPN), demonstrating that Nimble has tested and supports Adaptive Flash CS-Series arrays on Oracle Linux and Oracle VM.

•	Nimble Storage Named a Visionary in the Gartner Magic Quadrant for General-Purpose Disk Arrays, published on November 20, 2014, for the Second Consecutive Year. The report analyzes providers of midrange, high-end and network-attached storage systems, and hybrid arrays and positions vendors into one of four quadrants: Leaders, Challengers, Visionaries and Niche Players. Nimble was recognized as a Visionary based on the company’s vision and ability to execute.*

•	Recognized in the Gartner Critical Capabilities Report. Nimble Storage was recognized among competitive products in the Gartner Critical Capabilities for General-Purpose, Midrange Storage Arrays distributed in November 2014.*

•	Opened New Campus in Research Triangle Park. Nimble signed a new lease for an 87,000 sq. ft. building in Research Triangle Park as the company continues to scale its presence in North Carolina.

Conference Call Information

As previously announced, Nimble Storage will host a live question & answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the fiscal fourth quarter and fiscal year 2015.

Interested parties may access the call by dialing (888) 471-3841 in the U.S. or (719) 325-2186 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com. The live webcast will be archived and available on this site for 45 days. A replay of the conference call will be available for 45 days. To access the replay, please dial 888-203-1112 and enter pass code 2620521. Callers outside the U.S. and Canada should dial 719-457-0820 and enter pass code 2620521.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The Company provides non-GAAP gross margin, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA. In computing these non-GAAP financial measures, the Company excludes the effects of stock-based compensation, which is a recurring expense for the Company. The Company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company discloses these non-GAAP financial measures because they are key measures used by the Company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s business. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the Company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Forward Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information concerning our future financial results, business plans and objectives, potential growth opportunities, competitive position, industry environment and potential market opportunities.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance which is inherently uncertain, unforeseen delays in product development or introduction, uncertainty around market acceptance of our solutions, our ability to increase sales of our solutions, our ability to attract and retain customers and to selling additional solutions to our existing customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), introduction of new technologies and products by other companies, our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners and sales team, our ability to recruit new or keep our existing key talent, global economic conditions and fluctuations in foreign currency rates and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our filings with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Join the Nimble Storage Group on LinkedIn

•	Visit Nimble Storage on Facebook

About Nimble Storage

Nimble Storage (NYSE: NMBL) is redefining the storage market with its Adaptive Flash platform. Nimble’s flash storage solutions enable the consolidation of all workloads and eliminate storage silos by providing enterprises with significant improvements in application performance and storage capacity. At the same time, Nimble delivers superior data protection, while simplifying business operations and lowering costs. At the core of the Adaptive Flash platform is the patented Cache Accelerated Sequential Layout (CASL) architecture and InfoSight, an automated cloud-based management and support system that maintains storage system peak health. More than 5,000 enterprises, governments, and service providers have deployed Nimble’s flash storage solutions across 38 countries. For more information about Nimble Storage, visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, SmartStack and NimbleConnect are trademarks or registered trademarks of Nimble Storage. Other trade names or words used in this document are the properties of their respective owners.

* Gartner does not endorse any vendor; product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Press Contacts:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
Revenue:
Product	$58,645	$37,162	$198,129	$112,812
Support and service	9,624	4,558	29,544	12,921

Total revenue	68,269	41,720	227,673	125,733
Cost of revenue:
Product (1)	18,562	11,536	62,780	36,231
Support and service (1)	4,876	2,445	16,173	7,980

Total cost of revenue	23,438	13,981	78,953	44,211
Total gross profit	44,831	27,739	148,720	81,522
Operating expenses:
Research and development (1)	19,025	11,510	70,338	35,247
Sales and marketing (1)	40,740	23,777	143,575	75,107
General and administrative (1)	8,459	5,265	30,884	13,737

Total operating expenses	68,224	40,552	244,797	124,091

Loss from operations	(23,393)	(12,813)	(96,077)	(42,569)
Interest income (expense), net	50	(6)	139	21
Other expense, net	(1,102)	(161)	(2,071)	(150)

Loss before provision for income taxes	(24,445)	(12,980)	(98,009)	(42,698)
Provision for income taxes	300	173	837	425

Net loss	(24,745)	(13,153)	(98,846)	(43,123)
Accretion of redeemable convertible preferred stock	—	(5)	—	(36)

Net loss attributable to common stockholders	$(24,745)	$(13,158)	$(98,846)	$(43,159)

Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.29)	$(1.37)	$(1.61)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	74,517	45,278	72,304	26,772

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$417	$102	$1,508	$232
Cost of support and service revenue	645	210	2,380	468
Research and development	4,410	1,354	15,137	3,049
Sales and marketing	6,592	1,703	27,752	3,674
General and administrative	2,871	733	10,290	1,726

Total stock-based compensation expense	$14,935	$4,102	$57,067	$9,149

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
GAAP gross margin	$44,831	$27,739	$148,720	$81,522
Stock-based compensation	1,062	312	3,888	700

Non-GAAP gross margin	$45,893	$28,051	$152,608	$82,222

GAAP operating margin	$(23,393)	$(12,813)	$(96,077)	$(42,569)
Stock-based compensation	14,935	4,102	57,067	9,149

Non-GAAP operating margin	$(8,458)	$(8,711)	$(39,010)	$(33,420)

GAAP net loss	$(24,745)	$(13,153)	$(98,846)	$(43,123)
Stock-based compensation	14,935	4,102	57,067	9,149

Non-GAAP net loss	$(9,810)	$(9,051)	$(41,779)	$(33,974)

Interest expense (income), net	(50)	6	(139)	(21)
Provision for income taxes	300	173	837	425
Depreciation	2,712	1,729	8,753	4,177

Adjusted EBITDA	$(6,848)	$(7,143)	$(32,328)	$(29,393)

GAAP net loss per share, basic and diluted	$(0.33)	$(0.29)	$(1.37)	$(1.61)
Stock-based compensation	0.20	0.09	0.79	0.34
Impact of difference in number of GAAP and non-GAAP shares	—	0.06	—	0.71

Non-GAAP net loss per share	$(0.13)	$(0.14)	$(0.58)	$(0.56)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	74,517	45,278	72,304	26,772
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance	—	19,856	—	34,076

Shares used to compute Non-GAAP net loss per share	74,517	65,134	72,304	60,848

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	January 31, 2015	January 31, 2014
Assets
Current assets:
Cash and cash equivalents	$208,394	$208,486
Accounts receivable, net	35,271	17,676
Inventories	11,981	5,412
Prepaid expenses and other current assets	4,974	3,176

Total current assets	260,620	234,750
Property and equipment, net	36,716	20,209
Restricted cash, non-current	3,983	3,900
Other long-term assets	255	212

Total assets	$301,574	$259,071

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,799	$9,093
Accrued compensation and benefits	21,128	9,837
Deferred revenue, current portion	34,246	16,178
Other current liabilities	8,063	3,855

Total current liabilities	83,236	38,963
Deferred revenue, non-current portion	40,200	17,331
Other long-term liabilities	9,566	11,091

Total liabilities	133,002	67,385

Commitments and contingencies
Stockholders’ equity:
Common stock	71	67
Additional paid-in capital	368,689	292,686
Accumulated other comprehensive income (loss)	(250)	25
Accumulated deficit	(199,938)	(101,092)

Total stockholders’ equity	168,572	191,686

Total liabilities and stockholders’ equity	$301,574	$259,071

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(24,745)	$(13,153)	$(98,846)	$(43,123)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,712	1,729	8,753	4,177
Stock-based compensation expense	14,935	4,102	57,067	9,149
Loss on disposal of property and equipment	—	72	—	148
Provision (recoveries) for allowance for doubtful accounts	—	55	(32)	104
Provision (recoveries) for excess and obsolete inventories	166	177	(101)	252
Changes in operating assets and liabilities:
Accounts receivable	(519)	(1,066)	(17,563)	(4,055)
Inventories	(1,505)	422	(6,158)	(1,305)
Prepaid expenses and other assets	(252)	996	(1,841)	(2,182)
Accounts payable	(3,122)	(2,567)	8,451	333
Deferred revenue	13,932	7,128	40,937	22,613
Accrued and other liabilities	7,007	4,290	14,709	7,147

Net cash provided by (used in) operating activities	8,609	2,185	5,376	(6,742)
Cash flows from investing activities:
Purchase of property and equipment	(7,980)	(5,461)	(20,820)	(13,613)
Proceeds from sale of property and equipment	—	—	—	27
Change in restricted cash	9	—	(83)	(3,900)

Net cash used in investing activities	(7,971)	(5,461)	(20,903)	(17,486)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	(100)	176,729	(1,310)	176,729
Proceeds from exercise of stock options, net of repurchases	2,973	357	7,729	5,201
Proceeds from issuance of stock under employee stock purchase plan	—	—	9,227	—
Excess tax benefit from employee stock plans	78	—	163	—
Proceeds from repayment of loans from stockholders	—	—	—	1,571
Payment of taxes related to net settlement of restricted stock units	—	—	(125)	—

Net cash provided by financing activities	2,951	177,086	15,684	183,501
Foreign exchange impact on cash and cash equivalents	(151)	(43)	(249)	8

Net increase (decrease) in cash and cash equivalents	3,438	173,767	(92)	159,281
Cash and cash equivalents, beginning of period	204,956	34,719	208,486	49,205

Cash and cash equivalents, end of period	$208,394	$208,486	$208,394	$208,486